Exhibit 99.1

GFI Group Inc. Announces First Quarter 2011 Results;

Declares Quarterly Cash Dividend

•                  GAAP Net Revenues: $228.9 Million: Non-GAAP Net Revenues $234.1 Million

•                  GAAP Net Income: $6.7 Million or $0.05 per Diluted Share

•                  Non-GAAP Net Income: $13.7 Million or $0.11 per Diluted Share

•                  Quarterly Cash Dividend Declared of $0.05 per Share

New York,  April 28, 2011 — GFI Group Inc. (NYSE: GFIG), a leading provider of wholesale brokerage services, clearing services, electronic execution and trading support products for global financial markets, reported today its financial results for the first quarter ended March 31, 2011.

Highlights

•                  GAAP net revenues were $228.9 million for the first quarter of 2011, an increase of 7.3% from $213.4 million in the first quarter of 2010.  On a non-GAAP basis, net revenues increased 9.7% to $234.1 million from $213.4 million in the first quarter of 2010.

•                  Brokerage revenues for the first quarter of 2011 rose 6.8% to $218.0 million compared with $204.1 million in the first quarter of 2010.

•                  Compensation and employee benefits expense in the first quarter of 2011 was 69.7% and 68.1% of net revenues on a GAAP and non-GAAP basis, respectively. This compares with 67.8% of net revenues on both a GAAP and non-GAAP basis in the first quarter of 2010.

•                  Non-compensation expenses were 25.8% of net revenues on a GAAP basis and 23.2% on a non-GAAP basis in the first quarter of 2011.  This compares with 22.8% of net revenues on a GAAP basis and 22.1% on a non-GAAP basis in the first quarter of 2010.

•                  Net income for the first quarter of 2011 was $6.7 million, or $0.05 per diluted share, compared with $13.4 million, or $0.11 per diluted share, in the first quarter of 2010.  On a non-GAAP basis, net income was $13.7 million, or $0.11 per diluted share, for the first quarter of 2011, compared with $14.4 million, or $0.12 per diluted share, in the first quarter of 2010.

Michael Gooch, Chairman and Chief Executive Officer of GFI, commented: “Our revenue growth in the first quarter of 2011 was driven by a more favorable trading environment across all our geographic regions and product areas, especially in emerging markets, and through the addition of Kyte.

“Our fixed income product revenues were flat with the first quarter of 2010.  Revenues from fixed income derivatives were 2.9% higher than the prior year quarter due, in part, to the strong performance of our CreditMatch® trading platform and the addition of Kyte, while our revenues from cash fixed income products were down 2.5% from the first quarter of 2010.

“Equity product revenues were 1.2% higher than the first quarter of 2010 as improvement in our European and Asia-Pacific equity businesses offset lower revenues in the U.S.

“Emerging markets in the Americas and Asia-Pacific contributed to strong growth in our financial product revenues, which increased 27.3% over the first quarter of 2010. This growth reflected increases across all regions, as well as the contribution from new desks.

“Commodity product revenues rose 6.0% year-over-year, reflecting growth in our existing energy businesses in Europe and the Americas, volatility in the energy markets and the contribution from new desks.

“Compensation and employee benefits expense was up from the first quarter of 2010 but improved, as a percentage of net revenues, when compared with the fourth quarter of 2010.  The year-over-year increase reflects our investments in brokerage and technology staff and our Kyte acquisition.  Non-compensation expense was higher than the first quarter of 2010, but was also an improvement, as a percentage of net revenues, when compared to the fourth quarter of 2010.

“Looking at the second quarter of 2011 to date, our preliminary brokerage revenues for April, excluding Kyte, are tracking down 19% compared with brokerage revenues for the same month last year.  This month-to-date performance in April follows an active March, which was our best month in over two years.  We believe our April performance is in line with broader market volumes and volatility levels, and there were an unusually large number of holidays falling within the month.

“Following a strong first quarter and despite a sluggish April, we are encouraged by the increasing usage of GFI’s electronic trading technology and believe that it positions GFI well in the changing financial landscape. We believe that enhanced regulatory transparency, central clearing and efficient execution will benefit and eventually grow global derivative markets, and we remain confident that GFI will qualify in the U.S. as a Swap Execution Facility, and in Europe as an Organized Trading Facility. We expect that our hybrid electronic trading platforms will continue to build upon their past successes, becoming more engrained in customer work-flows and in the framework of the swaps markets.

Mr. Gooch concluded:  “We are pleased to declare a quarterly cash dividend of $0.05 per share to our shareholders.”

Revenues

Net revenues were $228.9 million and $234.1 million on a GAAP and non-GAAP basis, respectively, in the first quarter of 2011, as compared with $213.4 million on a GAAP and non-GAAP basis in the first quarter of 2010.  Non-GAAP net revenue in the first quarter of 2011 excluded $4.4 million in mark-to-market loss on forward hedges of future foreign currency revenues and $0.7 million related to a future purchase commitment.

Brokerage revenues in the first quarter of 2011 were $218.0 million compared with $204.1 million in the first quarter of 2010. Revenues from financial products increased 27.3%, commodity product revenues increased 6.0% and equity product revenues increased 1.2%, while fixed income product revenues were flat, compared with the first quarter of 2010.  By geographic region, excluding Kyte, brokerage revenues for the first quarter of 2011 increased 20% in Asia-Pacific and 2% in EMEA, while decreasing 1% in the Americas, compared with the first quarter of 2010.

Revenues from trading software, analytics and market data products for the first quarter of 2011 were $17.1 million, up 14.7% from the first quarter of 2010.

Expenses

For the first quarter of 2011, compensation and employee benefits expense was $159.5 million on a GAAP and non-GAAP basis. This compares with $144.7 million on a GAAP and non-GAAP basis in the first quarter of 2010.  Compensation and employee benefits expense increased to 69.7% and 68.1% of net revenues on a GAAP and non-GAAP basis, respectively, in the first quarter of 2011 from 67.8% of net revenues on a GAAP and non-GAAP basis, in the first quarter of 2010.

On a GAAP basis, non-compensation expenses for the first quarter of 2011 were $59.1 million or 25.8% of net revenues compared with $48.6 million or 22.8% of net revenues in the first quarter of 2010.  On a non-GAAP basis, non-compensation expenses for the first quarter of 2011 were $54.2 million or 23.2% of net revenues, compared with $47.2 million or 22.1% of net revenues in the first quarter of 2010.

The effective tax rate for the first quarter of 2011 was 26.0% on a GAAP basis and 28.5% on a non-GAAP basis, as compared with 33.5% on both a GAAP and non-GAAP basis in the first quarter of 2010.

Earnings

Net income on a GAAP basis for the first quarter of 2011 was $6.7 million, or $0.05 per diluted share, compared with net income of $13.4 million, or $0.11 per diluted share, in the first quarter of 2010.  On a non-GAAP basis, net income for the first quarter of 2011 was $13.7 million, or $0.11 per diluted share, compared with $14.4 million or $0.12 per diluted share for the first quarter of 2010.

Non-GAAP Financial Measures

To supplement GFI’s unaudited financial statements presented in accordance with GAAP, the Company uses certain non-GAAP measures of financial performance.  The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies.  In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP.  The non-GAAP financial measures used by GFI include non-GAAP total revenues, non-GAAP net revenues, non-GAAP net income, non-GAAP diluted earnings per share and adjusted EBITDA. These non-GAAP financial measures currently exclude amortization of acquired intangibles and certain other items that management views as non-operating or non-recurring from the Company’s statement of income as detailed in the reconciliation included in the financial tables attached to this release.

In addition, GFI may consider whether other significant non-operating or non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.  The non-GAAP financial measures also take into account income tax adjustments with respect to the excluded items.

GFI believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of the Company’s core business, operating results or future outlook.  GFI’s management uses, and believes that investors benefit from referring to these non-GAAP financial measures in assessing the Company’s operating results, as well as when planning, forecasting and analyzing future periods.  These non-GAAP financial measures also facilitate comparisons of the Company’s performance to prior periods.

In addition to the reasons stated above, which are generally applicable to each of the items GFI excludes from its non-GAAP financial measures, the Company believes it is appropriate to exclude amortization of acquired intangibles because when analyzing the operating performance of an acquired business, GFI’s management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid) without taking into consideration any charges for allocations made for accounting purposes.  Further, because the purchase price for an acquisition necessarily reflects the accounting value assigned to intangible assets, when analyzing the operating performance of an acquisition in subsequent periods, the Company’s management excludes the GAAP impact of acquired intangible assets on its financial results.  GFI believes that such an approach is useful in understanding the long-term return provided by an acquisition and that investors benefit from a supplemental non-GAAP financial measure that excludes the accounting expense associated with acquired intangible assets.

A reconciliation of the non-GAAP amounts to GAAP amounts is included in the financial tables attached to this release.

Dividend Declaration

The Board of Directors of GFI Group has declared a quarterly cash dividend of $0.05 per share payable on May 31, 2011 to shareholders of record on May 17, 2011.

Conference Call

GFI has scheduled an investor conference call to discuss its first quarter results at 8:30 a.m. (Eastern Time) on Friday, April 29, 2011. Those wishing to listen to the live conference call via telephone should dial 1-800-860-2442 in North America and +1-412-858-4600 in Europe, and ask for “GFI”.

A live audio web cast of the conference call will be available on the Investor Relations section of GFI’s Website. For web cast registration information, please visit: http://www.gfigroup.com. Following the conference call, an archived recording will be available at the same site.

Supplementary Financial Information

GFI Group has posted details of its historical monthly brokerage revenues on the Investor Relations page of its web site under the heading Supplementary Financial Information. The Company currently plans to post this information quarterly in conjunction with its announcement of earnings, but does not undertake a responsibility to continue to provide or update such information.

About GFI Group Inc.

GFI Group Inc. (NYSE: “GFIG”) is a leading provider of wholesale brokerage services, clearing services, electronic execution and trading support products for global financial markets. GFI Group Inc. provides brokerage services, market data, trading platform and analytics software products to institutional clients in markets for a range of fixed income, financial, equity and commodity instruments.

Headquartered in New York, GFI was founded in 1987 and employs more than 2,000 people with additional offices in London, Paris, Hong Kong, Seoul, Tokyo, Singapore, Sydney, Cape Town, Santiago, Bogota, Dubai, Dublin, Tel Aviv, Calgary, Los Angeles, Englewood (NJ) and Sugar Land (TX). GFI Group Inc. provides services and products to over 2,600 institutional clients, including leading investment and commercial banks, corporations, insurance companies and hedge funds. Its brands include GFISM, GFInet®, CreditMatch®, GFI ForexMatch®, EnergyMatch®, FENICS®, Starsupply®, Amerex®, Trayport® and Kyte®.

Forward-looking statement

Certain matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “might,” “intend,” “expect” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of GFI Group Inc. (the “Company”) and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: economic, political and market factors affecting trading volumes; securities prices or demand for the Company’s brokerage services; competition from current and new competitors; the Company’s ability to attract and retain key personnel, including highly-qualified brokerage personnel; the Company’s ability to identify and develop new products and markets; changes in laws and regulations governing the Company’s business and operations or permissible activities; the Company’s ability to manage its international operations; financial difficulties experienced by the Company’s customers or key participants in the markets in which the Company focuses its brokerage services; the Company’s ability to keep up with technological changes; uncertainties relating to litigation and the Company’s ability to assess and integrate acquisition prospects. Further information about factors that could affect the Company’s financial and other results is included in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contacts:

Christopher Giancarlo

Executive Vice President - Corporate Development

investorinfo@gfigroup.com

Chris Ann Casaburri

Investor Relations Manager

212-968-4167

chris.casaburri@gfigroup.com

Media Contact:

Patricia Gutierrez

Vice President - Public Relations

212-968-2964

patricia.gutierrez@gfigroup.com

- FINANCIAL TABLES FOLLOW -

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GFI Group Inc. and Subsidiaries

Consolidated Statements of Income (unaudited)

(In thousands except share and per share data)

	Three Months Ended
	March 31,
	2011	2010
Revenues
Agency commissions	$147,483	$143,830
Principal transactions	70,487	60,296
Total brokerage revenues	217,970	204,126
Clearing services revenues	27,670	—
Interest income from clearing services	342	—
Equity in earnings of unconsolidated brokerage businesses	2,374	—
Software, analytics and market data	17,088	14,900
Other income/(loss)	(2,546)	1,749
Total revenues	262,898	220,775

Interest and transaction-based expenses
Transaction fees on clearing services	27,069	—
Transaction fees on brokerage services	6,605	7,424
Interest expense from clearing services	326	—
Total interest and transaction-based expenses	34,000	7,424
Revenues, net of interest and transaction-based expenses	228,898	213,351

Expenses
Compensation and employee benefits	159,481	144,663
Communications and market data	15,071	11,886
Travel and promotion	10,203	8,893
Rent and occupancy	5,873	5,431
Depreciation and amortization	9,874	8,184
Professional fees	7,103	6,597
Interest on borrowings	2,936	2,575
Other expenses	8,081	5,008
Total other expenses	218,622	193,237

Income before provision for income taxes	10,276	20,114

Provision for income taxes	2,672	6,738

Net income before attribution to non-controlling shareholders	7,604	13,376

Less: Net income attributable to non-controlling interests	858	—
GFI’s net income	$6,746	$13,376

Basic earnings per share	$0.06	$0.11
Diluted earnings per share	$0.05	$0.11

Weighted average shares outstanding - basic	119,524,627	118,606,954

Weighted average shares outstanding - diluted	128,209,107	122,861,743

GFI Group Inc. and Subsidiaries

Consolidated Statements of Income (unaudited)

As a Percentage of Net Revenues

	Three Months Ended
	March 31,
	2011	2010
Revenues
Agency commissions	64.4%	67.4%
Principal transactions	30.8%	28.3%
Total brokerage revenues	95.2%	95.7%
Clearing services revenues	12.1%	—
Interest income from clearing services	0.1%	—
Equity in earnings of unconsolidated brokerage businesses	1.0%	—
Software, analytics and market data	7.5%	7.0%
Other income/(loss)	-1.1%	0.8%
Total revenues	114.8%	103.5%

Interest and transaction-based expenses
Transaction fees on clearing services	11.8%	—
Transaction fees on brokerage services	2.9%	3.5%
Interest expense from clearing services	0.1%	—
Total interest and transaction-based expenses	14.8%	3.5%
Revenues, net of interest and transaction-based expenses	100.0%	100.0%

Expenses
Compensation and employee benefits	69.7%	67.8%
Communications and market data	6.6%	5.6%
Travel and promotion	4.4%	4.2%
Rent and occupancy	2.6%	2.5%
Depreciation and amortization	4.3%	3.8%
Professional fees	3.1%	3.1%
Interest on borrowings	1.3%	1.2%
Other expenses	3.5%	2.4%
Total other expenses	95.5%	90.6%

Income before provision for income taxes	4.5%	9.4%

Provision for income taxes	1.2%	3.1%

Net income before attribution to non-controlling shareholders	3.3%	6.3%

Less: Net income attributable to non-controlling interests	0.4%	—
GFI’s net income	2.9%	6.3%

GFI Group Inc. and Subsidiaries

Selected Financial Data (unaudited)

(Dollars in thousands)

	Three Months Ended
	March 31,
	2011	2010

Brokerage Revenues by Product Categories:
Fixed Income	$71,507	$71,484
Financial	48,505	38,110
Equity	48,157	47,566
Commodity	49,801	46,966

Total brokerage revenues	$217,970	$204,126

Brokerage Revenues by Geographic Region:
Americas	$77,021	$77,401
Europe, Middle East, and Africa	111,892	107,877
Asia-Pacific	29,057	18,848

Total brokerage revenues	$217,970	$204,126

	March 31,	December 31,
	2011	2010

Consolidated Statement of Financial Condition Data:
Cash and cash equivalents	$276,809	$313,875
Deposits with clearing organizations	40,633	26,845
Total balance sheet cash on hand	317,442	340,720
Balance sheet cash per share	2.57	2.79

Total assets (1)	1,427,373	1,271,024
Total debt, including current portion	217,384	192,446
Stockholders’ equity	491,655	490,711

Selected Statistical Data:
Brokerage personnel headcount (2)	1,207	1,161
Employees	2,059	1,990
Broker productivity for the period (3)	$182	$156

(1)

Total assets include receivables from brokers, dealers and clearing organizations of $397.1 million and $243.8 million at March 31, 2011 and December 31, 2010, respectively. These receivables primarily represent securities transactions entered into in connection with our matched principal business which have not settled as of their stated settlement dates, as well as balances with clearing organizations. These receivables are substantially offset by corresponding payables to brokers, dealers and clearing organizations for these unsettled transactions.

(2)	Brokerage personnel headcount includes brokers, traders, trainees and clerks.

(3)	Broker productivity is calculated as brokerage revenues divided by average monthly brokerage personnel headcount for the quarter.

GFI Group Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)

(In thousands except share and per share data)

	Three Months Ended
	March 31,
	2011	2010

GAAP revenues	$262,898	$220,775
Mark-to-market loss on forward hedges of future foreign currency revenues	4,440	98
Fair value mark-to-market on future purchase commitment	731	—
Total Non-GAAP revenues	268,069	220,873

GAAP Interest and transaction-based expenses	34,000	7,424

Non-GAAP revenues, net of interest and transaction based expenses	234,069	213,449

GAAP other expenses	218,622	193,237
Amortization of intangibles	(3,032)	(1,397)
Accounting impact of increased ownership stake in an investee	(1,863)	—
Non-GAAP other expenses	213,727	191,840

Income tax impact on Non-GAAP items	3,125	501
Non-GAAP provision for income taxes	5,797	7,239

Net income attributable to non-controlling interests	858	—

GFI’s Non-GAAP net income	$13,687	$14,370

Non-GAAP diluted net income per share	$0.11	$0.12

Weighted average Non-GAAP shares outstanding - diluted	128,209,107	122,861,743

GFI Group Inc.

Adjusted EBITDA

($ in ‘000’s, except per share amounts)	1Q10	2Q10	3Q10	4Q10	1Q11	Last twelve months (LTM)

Net Income (loss) per U.S. GAAP before attribution to non-controlling interests	$13,376	$10,424	$(2,335)	$4,454	$7,604

Plus: Net (income) loss attributable to non-controlling interests	—	—	(151)	(153)	(858)
GFI’s Net Income/(Loss)	13,376	10,424	(2,486)	4,301	6,746

Plus/Less: Extraordinary and other non-recurring (gains) and losses (i.e., non-GAAP adjustments)	1,495	2,195	9,012	746	10,066

Plus: Interest expense	2,575	2,730	3,204	2,981	3,262

Less: Interest income	(240)	(77)	(914)	(774)	(690)

Plus: Income tax expense (benefit)	6,738	3,955	(1,050)	(3,759)	2,672

Plus: Depreciation and amortization expense (excluding intangibles)	6,787	6,414	6,737	6,678	6,842

Plus: Amortization of RSU’s	6,784	6,511	6,894	6,485	7,492

Plus: Amortization of cash sign-on bonuses	5,192	8,344	5,070	5,823	5,998

Adjusted EBITDA	$42,707	$40,496	$26,467	$22,481	$42,388	$131,832

Weighted average shares outstanding - diluted						128,209,107

Adjusted EBITDA per share (pre-tax)						$1.03